WAIVER AND LOCK-UP AGREEMENT

The undersigned, being the Stockholders under the Proxy (as defined below) of Hamlet Holdings LLC, a Delaware limited liability company, do hereby consent, solely in connection with the Block Sale (as defined in each of the Joint Unanimous Written Consents of the Managing Members of Co-Invest Hamlet Holdings B, LLC and Co-Invest Hamlet Holdings, Series LLC, each dated May 16, 2018) to the waiver of all requirements and formalities set forth in Section 4 of the Amended and Restated Irrevocable Proxy, dated October 6, 2017 (the “Proxy”) (including but not limited to the requirement of the Transferring Stockholder to provide a Tag-Along Notice). All terms used herein and not defined shall have the meanings ascribed to them in the Proxy.

The undersigned further acknowledge and agree that, for purposes of Sections 2(a) and 3(b) of the Proxy, the Block Trade constitutes a sale, transfer or other disposition of the Subject Shares in accordance with Section 4 of the Proxy.

The undersigned further agree that they, if requested by an affiliate of TPG Hamlet Holdings, LLC prior to the end of the current calendar quarter, covenant (either orally or in writing) for the benefit of the broker-dealers effecting the block trade on behalf of TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC or their respective affiliates that, from the date of that request, to and including the date that is twenty (20) days from the trade date of the Block Trade, the undersigned, without the consent of the broker-dealers effecting the Block Trade, (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise transfer or dispose of the Relevant Securities, (b) will not establish any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to the Relevant Securities (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfer to another in whole or in part, any economic consequence of ownership of the Relevant Securities, whether or not such transaction is to be settled by delivery of the Relevant Securities, other securities or other consideration, and (c) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security (including “piggy-back” registration rights). As used herein, “Relevant Securities” means the Subject Shares and any other equity security of CEC or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Subject Shares or other such equity security.

The undersigned hereby represent and warrant that the undersigned have full power and authority to enter into this waiver and that this waiver constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date of this waiver.

This waiver shall be governed by and construed in accordance with the law of the State of Delaware. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

IN WITNESS WHEREOF, the undersigned has executed this waiver on this 16th day of May, 2018.

APOLLO HAMLET HOLDINGS, LLC

By:
Name:
Title:

APOLLO HAMLET HOLDINGS B, LLC

By:
Name:
Title:

TPG HAMLET HOLDINGS, LLC

By:
Name:
Title:

TPG HAMLET HOLDINGS B, LLC

By:
Name:
Title:

CO-INVEST HAMLET HOLDINGS, SERIES LLC

By Its Managing Members

Apollo Management VI, L.P. on behalf of affiliated investment funds

By: AIF VI Management, LLC its general partner

By:
Name:
Title:

TPG Genpar V, L.P.

By: TPG GenPar V Advisors, LLC its general partner

By:
Name:
Title:

CO-INVEST HAMLET HOLDINGS B, LLC

By Its Managing Members

Apollo Management VI, L.P. on behalf of affiliated investment funds

By: AIF VI Management, LLC its general partner

By:
Name:
Title:

TPG Genpar V, L.P.

By: TPG GenPar V Advisors, LLC its general partner

By:
Name:
Title: